Exhibit 1.1

EXECUTION VERSION

Cheniere Energy, Inc.

4.25% Convertible Senior Notes due 2045

Placement Agent Agreement

March 3, 2015

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, New York 10020

Ladies and Gentlemen:

1. Introduction. Cheniere Energy, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to certain investors (collectively, the “Investors”) an aggregate of $625,000,000 principal amount of its 4.25% convertible senior notes due 2045 (the “Offered Securities”), which shall be convertible into cash, shares of Common Stock of the Company, par value $0.003 (“Stock,” and any shares of Stock issuable upon conversion of the Offered Securities, the “Underlying Shares”), or a combination of cash and Stock (the offer and sale of the Offered Securities is referred to herein as the “Offering”). All references herein to a “principal amount” of Offered Securities refer to the principal amount of such Offered Securities at maturity. Lazard Frères & Co. LLC has agreed to act as placement agent (the “Placement Agent”) in accordance with the terms and conditions hereof.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission an automatically effective registration statement on Form S-3 (No. 333-181190), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment and supplement thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:30 p.m. (Eastern time) on March 3, 2015.

“Base Prospectus” means the base prospectus contained in the Registration Statement at the time of its initial effectiveness, dated May 7, 2012.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the prospectus supplement relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus (including any document incorporated by reference therein).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Securities that is used prior to the Applicable Time, together with the Base Prospectus (including any document incorporated by reference therein).

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NYSE MKT, LLC (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement, including any document incorporated by reference therein, immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Subsidiary Pledge Documents” means, collectively: (i) the Indenture, dated as of November 9, 2006, between Sabine Pass LNG, L.P., as issuer, and The Bank of New York, as trustee; (ii) the Indenture, dated as of October 16, 2012, by and among Sabine Pass LNG, L.P., the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee; (iii) the Indenture, dated as of February 1, 2013, by and among Sabine Pass Liquefaction, LLC, the guarantors that may become party thereto from time to time and The Bank of New York Mellon, as trustee; (iv) the First Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee; (iv) the Second Supplemental Indenture, dated as of April 16, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee; (v) the Third Supplemental Indenture, dated as of November 25, 2013, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee; (vi) the Fourth Supplemental Indenture, dated as of May 20, 2014, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee; (vii) the Fifth Supplemental Indenture, dated as of May 20, 2014, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee; (viii) the Sixth Supplemental Indenture, dated as of March 3, 2015, between Sabine Pass Liquefaction, LLC and The Bank of New York Mellon, as Trustee] (ix) the Collateral Trust Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, Sabine Pass LNG-GP, Inc. and Sabine Pass LNG-LP, LLC; (x) the Amended and Restated Parity Lien Security Agreement, dated November 9, 2006, by and between Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee; (xi) the Third Amended and Restated Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated November 9, 2006, between Sabine Pass LNG, L.P. and The Bank of New York, as collateral trustee; (xii) the Amended and Restated Parity Lien Pledge Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., Sabine Pass LNG-GP, Inc., Sabine Pass LNG-LP, LLC and The Bank of New York, as collateral trustee; (xiii) the Security Deposit Agreement, dated November 9, 2006, by and among Sabine Pass LNG, L.P., The Bank of New York, as collateral trustee, and The Bank of New York, as depositary agent; (xiv) the Amended and Restated Common Terms Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, the Secured Debt Holder Group Representatives, Secured Hedge Representatives and Secured Gas Hedge Representatives from time to time party thereto, and Société Générale, as the common security trustee and intercreditor agent; (xv) the KEXIM Direct Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee, and The Export-Import Bank of Korea; (xvi) the KEXIM Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, KEB NY Financial Corp., as the KEXIM Facility Agent, Société Générale, as the common security trustee, The Export-Import Bank of Korea and the other lenders from time to time party thereto; (xvii) the KSURE Covered Facility Agreement, dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, The Korea Development Bank, New York Branch, as the KSURE Covered Facility Agent, Société Générale, as the common security trustee, and the lenders from time to time party thereto; (xviii) the Credit Agreement, dated as of May 28, 2013, among Cheniere Creole Trail Pipeline, L.P., as borrower, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent, The Bank of New York Mellon, as collateral agent, and The Bank of New York Mellon, as depositary bank; (xix) the Amended and Restated Credit Agreement (Term Loan A), dated as of May 28, 2013, among Sabine Pass Liquefaction, LLC, as borrower, Société Générale, as the commercial banks facility agent and common security trustee, and the lenders from time to time party thereto; and (xx) Senior Letter of Credit and Reimbursement Agreement, dated as of April 21, 2014, among Sabine Pass Liquefaction, LLC, as Borrower, The Bank of Nova Scotia, as Senior Issuing Bank and Senior LC Facility Administrative Agent, Société Générale, as Common Security Trustee and the lenders named therein, as Senior LC Lenders.

Unless otherwise specified, a reference to a “Rule” is to the indicated Rule under the Act.

(b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Applicable Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of material fact or omit to state any material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 18 hereof.

(c) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.

(d) Ineligible Issuer Status. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B)(i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, none of (i) any General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the Preliminary Prospectus, any document incorporated by reference therein, and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Final Prospectus and the General Disclosure Package, when they were filed or became effective with the Commission conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulation thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Final Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agent and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(i) Subsidiaries. Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (except as nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and Sections 101.114, 101.206, 153.102 and 153.210 of the Texas Business Organizations Code); and, except as disclosed in the General Disclosure Package, contained in the Subsidiary Pledge Documents and for restrictions on transfer of equity interests under applicable securities laws, the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances (collectively, “Liens”).

(j) Outstanding Shares. Except as disclosed in the General Disclosure Package, (i) the outstanding shares of capital stock of the Company have been duly authorized and (ii) all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; the authorized equity capitalization of the Company is as set forth in the Preliminary Prospectus under the caption “Description of our Capital Stock”; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company or its subsidiaries convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its subsidiaries any such capital stock of the Company or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(k) Authorization. The Offered Securities and the performance of the Company’s obligations thereunder have been duly authorized by all necessary corporate action of the Company. When executed by the Company and authenticated by the Trustee in accordance with the Indenture (the “Base Indenture”), to be dated as of March 9, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, to be dated as of March 9, 2015, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), the Offered Securities will be validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture in the form previously delivered to the Placement Agent in respect of the Offered Securities; the Indenture and the performance by the Company thereunder has been duly authorized by all necessary corporate action of the Company and the Indenture has been duly qualified under the Trust Indenture Act and; the Supplemental Indenture and the Base Indenture will be duly executed and delivered by the Company, and when each of the Supplemental Indenture and the Base Indenture has been executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively the “Enforceability Exceptions”); and the Offered Securities and the Indenture will conform to the applicable descriptions thereof in the General Disclosure Package and the Final Prospectus.

(l) The Underlying Shares. Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible into shares of the Underlying Shares in accordance with the terms of the Offered Securities; the Underlying Shares reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved and, when issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Shares will not be subject to any preemptive or similar rights.

(m) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

(n) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(o) Absence of Further Requirements. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Offered Securities, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities (the “Transaction Documents”) or the fulfillment of the terms thereof by the Company or (iii) the consummation of any other transactions contemplated by the Transaction Documents, except such as have been obtained or made under the Act and the Trust Indenture Act, and such as may be required under or by state securities laws or this Agreement, except, in each of the cases of (i), (ii) and (iii) above, (x) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act, blue sky or similar laws of any jurisdiction or by the Financial Industry Regulatory Authority or the NYSE MKT, (y) for such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications that have been, or prior to the Closing Date will be, obtained or made, and (z) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Company to consummate the transactions provided for in this Agreement or perform its obligations under the Transaction Documents.

(p) Title to Property. The Company and its subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the General Disclosure Package or the Final Prospectus as owned by the Company and its subsidiaries, free and clear of all Liens except (i) as disclosed, and subject to limitations contained, in the General Disclosure Package and the Final Prospectus, (ii) as contained in the Subsidiary Pledge Documents or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the General Disclosure Package or the Final Prospectus; with respect to any real property and buildings held under lease by the Company and its subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company and its subsidiaries taken as a whole as they have been used in the past as described in the General Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the General Disclosure Package and the Final Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by the Enforceability Exceptions.

(q) Rights-of-Way. Except as described in or contemplated by the General Disclosure Package or the Final Prospectus, the Company and its subsidiaries has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the General Disclosure Package or the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the limitations contained, in the General Disclosure Package or the Final Prospectus, the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect.

(r) Absence of Defaults and Conflicts Resulting from Transaction. None of (i) the offering, issuance or sale by the Company of the Offered Securities, (ii) the execution, delivery and performance of this Agreement by the Company or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, certificate of formation, certificate of incorporation, bylaws or other constituent document (collectively, the “Constituent Documents”) of the Company or any of its subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Company to consummate the transactions provided for in this Agreement or perform its obligations under the Transaction Documents.

(s) Absence of Existing Defaults and Conflicts. Except as disclosed in the General Disclosure Package, the Company is not (i) in violation of (A) its Constituent Documents or (B) any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which, with respect to clauses (i)(B) and (ii) breach, default or violation, if continued, would have a Material Adverse Effect.

(t) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(u) Possession of Licenses and Permits. Except as described in or contemplated by the General Disclosure Package or the Final Prospectus, the Company and its subsidiaries, as applicable, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; the Company and its subsidiaries, as applicable, are in compliance with the terms and conditions of all such

Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the Company and its subsidiaries, as applicable, have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

(v) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w) Employment Benefit Plans. With respect to any employment benefit plan (as defined in Section 3(3) of ERISA) which the Company maintains, contributes to or has any obligation to contribute to, or with respect to which the Company has any liability, contingent or otherwise (a “Plan”), no prohibited transactions (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) have occurred, no “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any Plan that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not (i) failed to timely make all required contributions to each Plan that is an “employee benefit pension plan” within the meaning of Section 3(2) of ERISA, or (ii) incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause a loss of such qualification.

(x) Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the businesses of the Company and its subsidiaries, and (ii) the Company and its subsidiaries have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company and its subsidiaries.

(y) Environmental Laws. Other than as set forth in the General Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries have not violated any, are in compliance with all, and are not subject to liability under any, Environmental Laws (as defined below), (ii) the Company and its subsidiaries have made all filings and provided all notices required under any Environmental

Law, and have and are in compliance with all, and have not violated any, Permits required under any Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries pursuant to any Environmental Law, (iv) no Lien or restriction has been recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by the Company or its subsidiaries, (v) none of the Company or its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility forming a part of the Company or its subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) neither the Company or its subsidiaries is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law;

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state, foreign and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including, without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including, without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(z) Accurate Disclosure. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Notes,” “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the applicable Offered Securities and the Stock, and under the caption “Certain U.S. Federal Income Tax Consequences”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(aa) Agreements. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the General Disclosure Package or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act.

(bb) Absence of Manipulation. Prior to the date hereof, neither the Company nor any of its affiliates has taken any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, any Statutory Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith and none of the Company or its subsidiaries is aware of any business, economic or industry developments inconsistent with the assumptions underlying such statements.

(dd) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ee) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) Internal Controls Over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since the date of the latest audited consolidated balance sheet of the Company incorporated by reference in the General Disclosure Package, (i) the Company has not become aware of any material weaknesses in its internal control over financial reporting or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it submits or files or will submit or file under the Exchange Act is made known to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act.

(hh) Litigation. Other than as set forth in the General Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any property of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(ii) Filing of Tax Returns and Payment of Taxes. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required by law to be filed or have requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus, and the Company and its subsidiaries have paid or made provision for the payment of all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(jj) Financial Statements. (i) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, and the schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; (ii) the summary and selected financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company; (iii) the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and (iv) there are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included or incorporated by reference as required.

(kk) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries, has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has not been any change in the capitalization or long-term debt of the Company and its subsidiaries, taken as a whole (other than the issuance of $2.0 billion aggregate principal amount of Senior Secured Notes of Sabine Pass Liquefaction, LLC), or any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position or stockholders’, partners’ or members’ equity, as the case may be, or results of operations of the Company or its subsidiaries, in each case other than as set forth or contemplated in the General Disclosure Package.

(ll) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder; KPMG LLP, who has reviewed certain financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder

(mm) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, none of them will be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) No Unlawful Payments. Neither the Company nor its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or any affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and its affiliates have conducted their businesses in compliance with the FCPA; and the Company has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to promote and ensure compliance therewith.

(oo) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in each case to the extent applicable, with financial recordkeeping and reporting requirements of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(rr) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c) hereof.

(ss) No Restrictions on Subsidiaries. Except as disclosed in the General Disclosure Package and under the Company’s and its subsidiaries’ indebtedness disclosed therein, no subsidiary of the Company is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(tt) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for, and has been prepared, in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

3. Agreement to Act as Placement Agent. On the basis of the representations, warranties and agreements of the Company contained herein, and subject to the terms and conditions set forth in this Agreement:

(a) The Company has authorized and hereby acknowledges that the Placement Agent has acted as its exclusive agent to solicit offers for the purchase of all or part of the Offered Securities from the Company in connection with the Offering.

(b) The Company hereby acknowledges that the Placement Agent, as agent of the Company, has agreed to use its reasonable best efforts to solicit offers to purchase the Offered Securities from the Company on the terms and subject to the conditions set forth in the Final Prospectus (as defined below). Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of Offered Securities, the Placement Agent acted solely as the Company’s agent and not as principal. Notwithstanding the foregoing and except as otherwise provided in this Section 3, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Offered Securities from the Company as principal.

(c) Offers for the purchase of Securities were solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deemed advisable. The Placement Agent communicated to the Company, orally or in writing, each reasonable offer to purchase Offered Securities received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part.

(d) The Offered Securities are being sold to the Investors at a purchase price of 80% of the aggregate principal amount of the Offered Securities.

(e) As compensation for services rendered, the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an amount equal to (i) 0.6% of the gross proceeds received by the Company from the sale of the Offered Securities (the “Placement Fee”) on the Closing Date plus (ii) 70% of the fees and expenses of legal counsel to the Placement Agent (provided that the amount paid by the Company pursuant to clause (ii) shall not exceed $280,000). Such amounts shall be deducted from the payment made by the Investors to the Company and paid directly to the Placement Agent on the Closing Date. The Placement Agent shall not receive any compensation in connection with any conversion of the Offered Securities into the Underlying Shares or otherwise.

(f) No Offered Securities which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Offered Securities shall have been delivered to the applicable Investor against payment therefor by such Investor; provided, that Offered Securities shall be deemed to have been delivered to an Investor upon the delivery by the Company to the Trustee of an instruction to deposit such Offered Securities in the account of such Investor. If the Company shall default in its obligations to deliver the Offered Securities to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 9 hereof.

4. Delivery of Offered Securities. (a) The Offered Securities to be purchased by the Investors will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Offered Securities against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Placement Agent at least forty-eight hours in advance by causing DTC to credit the Offered Securities to the securities account(s) at DTC designated by the Placement Agent. The Company will cause the certificates representing the Offered Securities to be made available for checking at least twenty-four hours prior to the Closing Date (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 9, 2015 or such other time and date as the Placement Agent and the Company may agree upon in writing. Such time and date for delivery of the Offered Securities is herein called the “Closing Date.”

(b) The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Andrews Kurth LLP in Houston, Texas (the “Closing Location”), and the Offered Securities will be delivered at the Designated Office, all at such Closing Date. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding such Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Company Agreements. The Company agrees with the Placement Agent:

(a) Filing of Prospectuses. To prepare the Final Prospectus in a form approved by the Placement Agent and to file such Final Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Statutory Prospectus or the Final Prospectus prior to the last Closing Date which shall be disapproved by the Placement Agent promptly after reasonable notice thereof; to advise the Placement Agent promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Final Prospectus has been filed and to furnish the Placement Agent with copies thereof; to prepare a final term sheet, containing solely a description of the Offered Securities, in a form approved by the Placement Agent and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Statutory Prospectus in respect of the Offered Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Offered Securities or the Underlying Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Statutory Prospectus relating to the Offered Securities or the Underlying Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement (after offering the Placement Agent reasonable opportunity to review and comment), at its own expense, as may be necessary to permit offers and sales of the Offered Securities (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Furnishing of Prospectuses. As promptly as practicable after the date of this Agreement and from time to time, to furnish the Placement Agent with written and electronic copies of the Final Prospectus in New York City in such quantities as the Placement Agent may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Final Prospectus in connection with the offering or sale of the Offered Securities and the Underlying Shares and if at such time any event shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Placement Agent and upon the Placement Agent’s request to prepare and furnish without charge to the Placement Agent as many written and electronic copies as the Placement Agent may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance; and in case delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Offered Securities and the Underlying Shares at any time nine months or more after the time of issue of the Final Prospectus, upon the Placement Agent’s or an Investor’s request but at the expense of the Placement Agent or such Investor, to prepare and deliver to the Placement Agent or such Investor as many written and electronic copies as the Placement Agent or such Investor may request of an amended or supplemented Final Prospectus complying with Section 10(a)(3) of the Act.

(c) Earnings Statement. To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(d) Lock-Up. During the period beginning from the date hereof and continuing to and including the date 45 days after the date hereof (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Offered Securities or the Stock, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) the Offered Securities and the Underlying Shares issuable upon conversion of the Offered Securities, (ii) grants of awards to any director or employee in accordance with the terms of any incentive plan of the Company or its affiliates (each, an “Incentive Plan”), (iii) the exercise of any awards under an Incentive Plan, (iv) the filing of any registration statement on Form S-8 to register securities reserved for issuance under an Incentive Plan or (v) the issuance of Stock in connection with the conversion of convertible notes outstanding or contracted for on the date hereof. The Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Placement Agent consents to in writing.

(e) Filing Fees. To pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(f) Use of Proceeds. To use the net proceeds received by it from the sale of the Offered Securities pursuant to this Agreement in the manner specified in the General Disclosure Package under the caption “Use of Proceeds.”

(g) Reservation of Shares. To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue the maximum number of Underlying Shares issuable upon conversion of the Offered Securities.

(h) Manipulation. The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Offered Securities contemplated hereby and the Company will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

6. Other Agreements. (a) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Placement Agent, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Placement Agent represents and agrees that, without the prior consent of the Company, other than the final term sheet referred to above relating to the Offered Securities and conveyed to purchasers of Offered Securities, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus that would be required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Placement Agent (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule I hereto.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Statutory Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Placement Agent and, if requested by the Placement Agent, will prepare and furnish without charge to the Placement Agent an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein.

7. Expenses. The Company covenants and agrees with the Placement Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivery of copies thereof; (ii) the cost of printing or producing this Agreement, the Indenture, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities and the Underlying Shares for offering and sale under state securities laws, including the reasonable, documented fees and disbursements of counsel for the Placement Agent in connection with such qualification and in connection with any survey of state securities laws; (iv) any fees charged by securities rating services for rating the Offered Securities; (v) the filing fees incident to, and the reasonable, documented fees and disbursements of counsel for the Placement Agent in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Offered Securities (such fees and disbursements of counsel for the Placement Agent, together with any fees and disbursements of counsel for the Placement Agent incurred in connection with item (iii) of this Section 7 not to exceed $10,000); (vi) all fees and expenses in connection with listing the Underlying Shares on the NYSE MKT, (vii) the cost of preparing the Offered Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Offered Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 11 hereof, the Placement Agent will pay all of its own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions of the Obligations of the Placement Agent and the Sale of the Offered Securities. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Filing of Final Prospectus. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post- effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Placement Agent’s reasonable satisfaction.

(b) No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or short-term or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (b), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities (it being understood that as of the date hereof, the Company has no debt securities that are rated by any “nationally recognized statistical rating organization”, as that term is defined under Section 3(a)(62) of the Exchange Act);

(d) No Market Disruption. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NYSE MKT or the Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall occurred any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Offered Securities on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus.

(e) Accountants’ Comfort Letter. On the date of the Final Prospectus at a time prior to the execution of this Agreement, and also at each Closing Date, each of Ernst & Young LLP and KPMG LLP shall have furnished to the Placement Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Placement Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained in the Registration Statement, any Statutory Prospectus and, with respect to the Closing Date, the Final Prospectus.

(f) Opinion of Counsel for Company. The Placement Agent shall have received an opinion, dated such Closing Date, of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to the Placement Agent, substantially in the form attached as Exhibit A hereto.

(g) Opinion of Counsel for the Placement Agent. The Placement Agent shall have received from Vinson & Elkins LLP and Gibson, Dunn & Crutcher, counsel for the Placement Agent, such opinion or opinions, dated such Closing Date, with respect to such matters as the Placement Agent may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Officer’s Certificate. The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date, of its Chief Financial Officer, in his capacity as an officer of the Company, stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Final Prospectus that has not been so set forth therein, (ii) to the best of his knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Change.

(i) Listing. The Underlying Shares issuable upon conversion of the Offered Securities shall have been approved for listing on the NYSE MKT, subject to notice of issuance.

(j) Prospectuses. The Company shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Offered Securities.

(l) Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent may reasonably request.

(m) Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement, the obligations of the Placement Agent, may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Sections 7, 9 and 11.

The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent reasonably requests. The Placement Agent may in its sole discretion waive compliance with any conditions to the obligations of the Placement Agent hereunder.

9. Indemnification and Contribution.

(a) Indemnification of Placement Agent. The Company shall indemnify and hold harmless the Placement Agent, each of its affiliates and each of its and their respective directors, officers, members, employees, representative and agents and its affiliates, and each of its and their respective directors, officers, members, employees, representative and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act of or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified

Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Statutory Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Statutory Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any part of any Preliminary Prospectus, any Statutory Prospectus as of any time, an Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d), the Registration Statement or the Final Prospectus, or any such amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 18). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b) Indemnification of Company. The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in in any part of any Preliminary Prospectus, any Statutory Prospectus as of any time, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any part of any Preliminary Prospectus, any Statutory Prospectus as of any time, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 18, and shall reimburse the Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Placement Agent might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Company Indemnified Party. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by the Placement Agent under this Section 9(b) exceed the Placement Fee received by the Placement Agent.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or the Placement Agent in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent if the indemnified parties under this Section 9 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b), as applicable, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent, on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Placement Fee received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, the relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act of the parties; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in in any part of any Preliminary Prospectus, any Statutory Prospectus as of any time, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Final Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information as defined in Section 18. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9(d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total Placement Fee received by the Placement Agent exceeds the amount of any damages which such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, or the Company or any officer or director or controlling person of the Company and shall survive termination of this Agreement and delivery of and payment for the Offered Securities.

11. Termination. If this Agreement is terminated for any reason or, if for any reason, any Offered Securities are not delivered by or on behalf of the Company as provided herein, then the Company will reimburse the Placement Agent for all out-of-pocket expenses approved in writing by the Placement Agent, including fees and disbursements of outside counsel, reasonably incurred by the Placement Agent in making preparations for the purchase, sale and delivery of the Offered Securities not so delivered, but the Company shall then be under no further liability to the Placement Agent except as provided in Sections 7 and 9 hereof.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement and if to the Placement Agent shall be delivered or sent by mail telex or facsimile transmission to the Placement Agent at Lazard Frères & Co. LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: Legal and Compliance Department.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agent is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agent to properly identify its clients.

13. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agent, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Placement Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities shall be deemed a successor or assign by reason merely of such purchase.

14. Time is of the Essence; Business Day. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, (ii) in connection therewith and with the process leading to the Offering, the Placement Agent is not the fiduciary of the Company, (iii) the Placement Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Placement Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

16. General. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Placement Agent with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

17. Governing Law, Agent for Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agent each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18. Placement Agent’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Placement Agent’s Information” consists solely of the (i) the Placement Agent’s name and title as set forth on the front cover page; and (ii) the statements concerning the Placement Agent contained in the first paragraph under the heading “Plan of Distribution.”.

19. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of respective counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20. Tax Disclosure. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Placement Agent’s imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Company’s understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Placement Agent, this letter and such acceptance hereof shall constitute a binding agreement between the Placement Agent and the Company.

[Remainder of page intentionally left blank]

Very truly yours,

CHENIERE ENERGY INC.

By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

If the foregoing is in accordance with the Placement Agent’s understanding of the agreement between the Company and the Placement Agent, kindly indicate the Placement Agent’s acceptance in the space provided for that purpose below.

Confirmed as of the date first above mentioned:

LAZARD FRÈRES & CO. LLC

By:	/s/ Donald Sung
	Name:	Donald Sung
	Title:	Managing Director

Signature Page to Placement Agent Agreement

SCHEDULE I

Issuer Free Writing Prospectuses included in the General Disclosure Package:

Free Writing Prospectus dated March 3, 2015

EXHIBIT A

FORM OF OPINION OF COMPANY COUNSEL

[March 9, 2015]

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, New York 10020

Re:	4.25% Convertible Senior Notes due 2045 issued by Cheniere Energy, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy, Inc., a Delaware corporation (the “Issuer”), in connection with the Placement Agent Agreement dated March 3, 2015 (the “Placement Agent Agreement”) between (i) the Issuer and (ii) Lazard Frères & Co. LLC (the “Placement Agent”), pursuant to which the Placement Agent has agreed to act as the Issuer’s exclusive placement agent in connection with the sale by the Issuer of $625,000,000 aggregate principal amount of the Issuer’s 4.25% Convertible Senior Notes due 2045 (the “Securities”) to certain investors (each, an “Investor” and collectively, the “Investors”).

The Securities are being issued under an Indenture dated as of [March 9, 2015] (the “Base Indenture”) between the Issuer and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of [March 9, 2015] (the “Supplemental Indenture”), between the Issuer and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, being referenced herein as the “Indenture”), and pursuant to the terms set forth in the Supplemental Indenture will be convertible into shares of the Issuer’s common stock, par value $0.003 per share (the “Common Stock”).

We are furnishing this opinion letter to you pursuant to Section 8(f) of the Placement Agent Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement on Form S-3 (File No. 333-181190) relating to securities to be issued by the Issuer from time to time, including the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on May 7, 2012, including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement, as so amended at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);

Lazard Frères & Co. LLC

[March 9, 2015]

(b) the preliminary prospectus supplement dated March 3, 2015 relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus supplement dated March 3, 2015, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);

(d) the Issuer’s Pricing Term Sheet dated March 3, 2015 (the “Pricing Term Sheet”) relating to the Securities (such document, together with the Preliminary Prospectus, being referred to herein as the “Disclosure Package”);

(e) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);

(f) the Base Indenture and the Supplemental Indenture;

(g) the form of the Securities;

(h) the Placement Agent Agreement;

(i) the global notes executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $625,000,000, representing the Securities purchased and sold pursuant to the Placement Agent Agreement;

(j) the Restated Certificate of Incorporation of the Issuer, as amended, certified by the Secretary of State of the State of Delaware on [            ] [    ], 2015 and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Placement Agent Agreement and the date hereof (the “Issuer Certificate of Incorporation”);

(k) the Amended and Restated Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (n) below, the date of the Placement Agent Agreement and the date hereof (the “Issuer Bylaws”);

(l) the organizational documents of the subsidiaries of the Issuer listed on Schedule I attached hereto;

(m) resolutions of the Board of Directors of the Issuer dated [            ] [    ], [        ] and February 17, 2015 and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated March 3, 2015, certified by the Secretary of the Issuer;

(n) a certificate from the Secretary of State of the State of Delaware dated [            ] [    ], 2015 as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;

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(o) certificates from the Secretaries of State of the states listed on Schedule II attached hereto as to the good standing and legal existence under the laws of the applicable states identified thereon of the subsidiaries of the Issuer listed on such Schedule;

(p) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Vice President and Chief Accounting Officer and by the Vice President and Treasurer of the Issuer, a copy of which is attached hereto as Exhibit A; and

(q) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer (including, without limitation, the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the Issuer as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

“Applicable Subsidiaries” means the entities listed on Schedule II attached hereto.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“Transaction Documents” means collectively, the Placement Agent Agreement, the Indenture and the Securities.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Applicable Subsidiaries is validly existing as a corporation, limited liability company or limited partnership, as applicable, as indicated on Schedule II attached hereto and in good standing under the laws of its jurisdiction of organization or formation indicated on such Schedule.

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2. The Issuer has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus. Each of the Applicable Subsidiaries has the corporate, limited partnership or limited liability company power and authority, as applicable, under the laws of its jurisdiction of organization or formation indicated on Schedule II attached hereto to carry on its business and own its properties as described in the Registration Statement and the Prospectus.

3. Each of the Placement Agent Agreement, the Securities, the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Issuer.

4. None of (i) the execution and delivery of, or the incurrence or performance by the Issuer of its obligations under, each of the Transaction Documents, each in accordance with its terms or (ii) the offering, issuance, sale and delivery of the Securities pursuant to the Placement Agent Agreement (A) constituted, constitutes or will constitute a violation of the Issuer Certificate of Incorporation or the Issuer Bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement or (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iii) the General Corporation Law of the State of Delaware or (iv) Regulation T, U or X of the Board of Governors of the Federal Reserve System.

5. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Issuer of, the Transaction Documents or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against the Issuer. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) the General Corporation Law of the State of Delaware or (iv) applicable laws of the United States of America.

6. The statements under the captions “Description of Capital Stock” and “Description of Debt Securities” in the Base Prospectus, and under the caption “Description of the Notes” and “Description of our Capital Stock” in the Preliminary Prospectus (as supplemented by the Pricing Term Sheet) and in the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

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7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

8. The Indenture constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.

9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Investors in accordance with the Placement Agent Agreement, the Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.

10. The holders of outstanding shares of capital stock of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Incorporation or the Issuer Bylaws, the General Corporation Law of the State of Delaware or any Applicable Agreement to subscribe for the Securities or the shares of Common Stock issuable upon the conversion of any of the Securities; and the shares of Common Stock into which the Securities are convertible at the initial conversion price provided in the Indenture have been duly authorized by the Issuer and reserved for issuance upon such conversion and, upon issuance of such shares of Common Stock on conversion of the Securities in accordance with the terms of the Indenture and the terms of the Securities at conversion prices at or in excess of the par value of such shares of Common Stock, will be validly issued, fully paid and nonassessable.

11. The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firms for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its most recent effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the

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Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective and as of its most recent effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of 5:30 p.m., Central time, on March 3, 2015, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Prospectus or the Disclosure Package, (iii) the Form T-1 included as an exhibit to the Registration Statement and (iv) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or the Incorporated Documents.

Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Registration Statement became effective upon filing under Rule 462(e) under the Securities Act. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, and (v) the General Corporation Law of the State of Delaware. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including, without limitation, those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.

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Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Issuer and the other entities mentioned in such paragraph are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the Issuer of the Transaction Documents, or the incurrence or performance by the Issuer of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Issuer.

(iii) The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.

(iv) Our opinions in paragraphs 8 and 9 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

(v) Our opinions in paragraphs 8 and 9 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which,

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among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(vi) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3) relating to severability or separability;

(4) purporting to limit the liability of, or to exculpate, any Person, including, without limitation, any provision that purports to waive liability for violation of securities laws;

(5) purporting to waive damages;

(6) that constitute an agreement to agree in the future on any matter;

(7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

(8) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(9) relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;

(10) purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;

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(11) purporting to require the issuance of additional shares upon conversion of any Security, if such issuance of additional shares would constitute a penalty; or

(12) purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.

(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto, do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Issuer, with all laws, rules and regulations applicable to it, as well as the compliance by the Issuer, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix) We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.

(x) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with, any court, governmental authority or regulatory body (other than routine informational filings, filings

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under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

(xi) We have assumed that at all times there will be a single trustee appointed and acting for the holders of all series of Securities (as defined in the Base Indenture) from time to time issued and outstanding under the Base Indenture.

(xii) With respect to our opinions expressed above as they relate to provisions of the Base Indenture relating to debt securities denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such federal court would apply.

(xiii) We express no opinion as to any provision of any Transaction Document providing for indemnity or reimbursement by any party against any loss in obtaining the currency due to such party under any of the Transaction Documents from a court judgment in another currency.

(xiv) We point out that the submission[s] to the jurisdiction of the United States District Court for the [Southern] District of New York and the waivers of objection to venue contained in the [Indenture] cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.

(xv) We point out that the agent for service of process appointed pursuant to the Indenture, in its discretion, may fail to agree, or terminate its agreement, to serve as agent for service of process for the Issuer, in which event service of process upon such party would not be valid and effective for the purposes described in the Indenture.

This opinion is being furnished only to you in connection with the sale of the Securities pursuant to the Placement Agent Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Schedule I

Subsidiary Organizational Documents

Cheniere CCH HoldCo I, LLC

1.	Certificate of Formation of Cheniere CCH HoldCo I, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere CCH HoldCo I, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere CCH HoldCo I, LLC, certified by the Secretary of Cheniere CCH HoldCo I, LLC, as in effect on the date hereof.

Cheniere CCH HoldCo II, LLC

1.	Certificate of Formation of Cheniere CCH HoldCo II, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere CCH HoldCo II, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere CCH HoldCo II, LLC, certified by the Secretary of Cheniere CCH HoldCo II, LLC, as in effect on the date hereof.

Cheniere Corpus Christi Holdings, LLC

1.	Certificate of Formation of Cheniere Corpus Christi Holdings, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Corpus Christi Holdings, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Corpus Christi Holdings, LLC, as amended, certified by the Secretary of Cheniere Corpus Christi Holdings, LLC, as in effect on the date hereof.

Cheniere Corpus Christi Pipeline, L.P.

1.	Certificate of Limited Partnership of Cheniere Corpus Christi Pipeline, L.P., certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Corpus Christi Pipeline GP, LLC, as in effect on the date hereof.

2.	Agreement of Limited Partnership of Cheniere Corpus Christi Pipeline, L.P., as amended, certified by the Secretary of Corpus Christi Pipeline GP, LLC, as in effect on the date hereof.

Cheniere Creole Trail Pipeline, L.P.

1.	Certificate of Limited Partnership of Cheniere Creole Trail Pipeline, L.P., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Pipeline GP Interests, LLC, as in effect on the date hereof.

2.	Agreement of Limited Partnership of Cheniere Creole Trail Pipeline, L.P., as amended, certified by the Secretary of Cheniere Pipeline GP Interests, LLC, as in effect on the date hereof.

Cheniere Energy Investments, LLC

1.	Certificate of Formation of Cheniere Energy Investments, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy Investments, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere Energy Investments, LLC, certified by the Secretary of Cheniere Energy Investments, LLC, as in effect on the date hereof.

Schedule I - Page 1

Cheniere Energy Operating Co., Inc.

1.	Certificate of Incorporation of FX Energy, Inc., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy Operating Co., Inc., as in effect on the date hereof.

2.	Bylaws of FX Energy, Inc., certified by the Secretary of Cheniere Energy Operating Co., Inc., as in effect on the date hereof.

Cheniere Energy Partners GP, LLC

1.	Certificate of Formation of Cheniere Energy Partners GP, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Secretary of Cheniere Energy Partners GP, LLC, as in effect on the date hereof.

2.	Third Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners GP, LLC, certified by the Secretary of Cheniere Energy Partners GP, LLC, as in effect on the date hereof.

Cheniere Energy Partners LP Holdings, LLC

1.	Certificate of Formation of Cheniere Energy Partners LP Holdings, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy, Inc., as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC, certified by the Secretary of Cheniere Energy, Inc., as in effect on the date hereof.

Cheniere Energy Partners, L.P.

1.	Certificate of Limited Partnership of Cheniere Energy Partners, L.P., certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy Partners GP, LLC, as in effect on the date hereof.

2.	Third Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P., certified by the Secretary of Cheniere Energy Partners GP, LLC, as in effect on the date hereof.

Cheniere Energy Shared Services Holdings, LLC

1.	Certificate of Formation of Cheniere Energy Shared Services Holdings, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy Shared Services Holdings, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Energy Shared Services Holdings, LLC, certified by the Secretary of Cheniere Energy Shared Service Holdings, LLC, as in effect on the date hereof.

Schedule I - Page 2

Cheniere Energy Shared Services, Inc.

1.	Certificate of Incorporation of Cheniere LNG Terminals, Inc., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Energy Shared Services, Inc., as in effect on the date hereof.

2.	Bylaws of Cheniere LNG Terminals, Inc., certified by the Secretary of Cheniere Energy Shared Services, Inc., as in effect on the date hereof.

Cheniere Field Services, LLC

1.	Certificate of Formation of Cheniere Field Services, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Field Services, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Field Services, LLC, certified by the Secretary of Cheniere Field Services, LLC, as in effect on the date hereof.

Cheniere GP Holding Company, LLC

1.	Certificate of Formation of Cheniere GP Holding Company, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere GP Holding Company, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere GP Holding Company, LLC, certified by the Secretary of Cheniere GP Holding Company, LLC, as in effect on the date hereof.

Cheniere Liquids, LLC

1.	Certificate of Formation of Cheniere Liquids, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Liquids, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Liquids, LLC, certified by the Secretary of Cheniere Liquids, LLC, as in effect on the date hereof.

Cheniere Liquids Terminal, LLC

1.	Certificate of Formation of Cheniere Liquids Terminal, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Liquids Terminal, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Liquids Terminal, LLC, certified by the Secretary of Cheniere Liquids Terminal, LLC, as in effect on the date hereof.

Cheniere LNG O&M Services, LLC

1.	Certificate of Formation of Cheniere LNG O&M Services, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere LNG O&M Services, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere LNG O&M Services, LLC, as amended, certified by the Secretary of Cheniere LNG O&M Services, LLC, as in effect on the date hereof.

Schedule I - Page 3

Cheniere LNG Terminals, LLC

1.	Certificate of Formation of Cheniere LNG Terminals, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere LNG Terminals, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere LNG Terminals, LLC, certified by the Secretary of Cheniere LNG Terminals, LLC, as in effect on the date hereof.

Cheniere Marketing, LLC

1.	Certificate of Formation of Cheniere Marketing, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Marketing, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Marketing, LLC, certified by the Secretary of Cheniere Marketing, LLC, as in effect on the date hereof.

Cheniere Midstream Holdings, Inc.

1.	Certificate of Incorporation of Cheniere Midstream Holdings, Inc., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Midstream Holdings, Inc., as in effect on the date hereof.

2.	Bylaws of Cheniere Midstream Holdings, Inc., certified by the Secretary of Cheniere Midstream Holdings, Inc., as in effect on the date hereof.

Cheniere Midstream Services, LLC

1.	Certificate of Formation of Cheniere Midstream Services, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Midstream Services, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere Midstream Services, LLC, certified by the Secretary of Cheniere Midstream Services, LLC, as in effect on the date hereof.

Cheniere Natural Gas Liquids, LLC

1.	Certificate of Formation of Corpus Christi Natural Gas Liquids, LLC, as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Natural Gas Liquids, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Corpus Christi Natural Gas Liquids, LLC, as amended, certified by the Secretary of Cheniere Natural Gas Liquids, LLC, as in effect on the date hereof.

Cheniere NGL Pipeline, LLC

1.	Certificate of Formation of Cheniere NGL Pipeline, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere NGL Pipeline, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere NGL Pipeline, LLC, certified by the Secretary of Cheniere NGL Pipeline, LLC, as in effect on the date hereof.

Schedule I - Page 4

Cheniere Pipeline GP Interests, LLC

1.	Certificate of Formation of Cheniere Pipeline GP Interests, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Pipeline GP Interests, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Cheniere Pipeline GP Interests, LLC, certified by the Secretary of Cheniere Pipeline GP Interests, LLC, as in effect on the date hereof.

Cheniere Pipeline Holdings, LLC

1.	Certificate of Formation of Cheniere Pipeline Holdings, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Pipeline Holdings, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Cheniere Pipeline Holdings, LLC, certified by the Secretary of Cheniere Pipeline Holdings, LLC, as in effect on the date hereof.

Cheniere Southern Trail GP, Inc.

1.	Certificate of Incorporation of Cheniere Southern Trail GP, Inc., certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Southern Trail GP, Inc., as in effect on the date hereof.

2.	Bylaws of Cheniere Southern Trail GP, Inc., certified by the Secretary of Cheniere Southern Trail GP, Inc., as in effect on the date hereof.

Cheniere Supply & Marketing, Inc.

1.	Certificate of Incorporation of Cheniere International, Inc., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Cheniere Supply & Marketing, Inc., as in effect on the date hereof.

2.	Cheniere International, Inc. Bylaws, certified by the Secretary of Cheniere Supply & Marketing, Inc., as in effect on the date hereof.

Corpus Christi Liquefaction, LLC

1.	Certificate of Formation of Corpus Christi Liquefaction, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Corpus Christi Liquefaction, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Corpus Christi Liquefaction, LLC, as amended, certified by the Secretary of Corpus Christi Liquefaction, LLC, as in effect on the date hereof.

Corpus Christi LNG, LLC

1.	Certificate of Formation of Corpus Christi Interests, LLC, as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Corpus Christi LNG, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Corpus Christi Interests, LLC, as amended, certified by the Secretary of Corpus Christi LNG, LLC, as in effect on the date hereof.

Schedule I - Page 5

Corpus Christi Pipeline GP, LLC

1.	Certificate of Formation of Corpus Christi Pipeline GP, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Corpus Christi Pipeline GP, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Corpus Christi Pipeline GP, LLC, as amended, certified by the Secretary of Corpus Christi Pipeline GP, LLC, as in effect on the date hereof.

CQH Holdings Company, LLC

1.	Certificate of Formation of CQH Holdings Company, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of CQH Holdings Company, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of CQH Holdings Company, LLC, certified by the Secretary of CQH Holdings Company, LLC, as in effect on the date hereof.

Creole Trail GP, Inc.

1.	Certificate of Incorporation of Creole Trail GP, Inc., as amended, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Creole Trail GP, Inc., as in effect on the date hereof.

2.	Bylaws of Creole Trail GP, Inc., certified by the Secretary of Creole Trail GP, Inc., as in effect on the date hereof.

Creole Trail LNG, L.P.

1.	Certificate of Limited Partnership of Creole Trail LNG, L.P., certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Creole Trail GP, Inc., as in effect on the date hereof.

2.	Agreement of Limited Partnership of Creole Trail LNG, L.P., as amended, certified by the Secretary of Creole Trail GP, Inc., as in effect on the date hereof.

CUI I, LLC

1.	Certificate of Formation of CUI I, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of CUI I, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of CUI I, LLC, certified by the Secretary of CUI I, LLC, as in effect on the date hereof.

Nordheim Eagle Ford Gathering, LLC

1.	Certificate of Formation of Nordheim Eagle Ford Gathering, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Nordheim Eagle Ford Gathering, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Nordheim Eagle Ford Gathering, LLC, certified by the Secretary of Nordheim Eagle Ford Gathering, LLC, as in effect on the date hereof.

Schedule I - Page 6

Sabine Pass Liquefaction Expansion, LLC

1.	Certificate of Formation of Sabine Pass Liquefaction Expansion, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass Liquefaction Expansion, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Sabine Pass Liquefaction Expansion, LLC, certified by the Secretary of Sabine Pass Liquefaction Expansion, LLC, as in effect on the date hereof.

Sabine Pass Liquefaction, LLC

1.	Certificate of Formation of Sabine Pass Liquefaction, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass Liquefaction, LLC, as in effect on the date hereof.

2.	First Amended and Restated Limited Liability Company Agreement of Sabine Pass Liquefaction, LLC, certified by the Secretary of Sabine Pass Liquefaction, LLC, as in effect on the date hereof.

Sabine Pass LNG-GP, LLC

1.	Certificate of Formation of Sabine Pass LNG-GP, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass LNG-GP, LLC, as in effect on the date hereof.

2.	Limited Liability Company Agreement of Sabine Pass LNG-GP, LLC, as amended, certified by the Secretary of Sabine Pass LNG-GP, LLC, as in effect on the date hereof.

Sabine Pass LNG-LP, LLC

1.	Certificate of Formation of Sabine Pass LNG-LP, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass LNG-LP, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Sabine Pass LNG-LP, LLC, certified by the Secretary of Sabine Pass LNG-LP, LLC, as in effect on the date hereof.

Sabine Pass LNG, L.P.

1.	Certificate of Limited Partnership of Sabine Pass LNG, L.P., certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass LNG-GP, LLC, as in effect on the date hereof.

2.	Sixth Amended and Restated Agreement of Limited Partnership of Sabine Pass LNG, L.P., certified by the Secretary of Sabine Pass LNG-GP, LLC, as in effect on the date hereof.

Sabine Pass Tug Services, LLC

1.	Certificate of Formation of Sabine Pass Tug Services, LLC, certified by the Delaware Secretary of State as in effect on March [ ], 2015, and certified by the Secretary of Sabine Pass Tug Services, LLC, as in effect on the date hereof.

2.	Amended and Restated Limited Liability Company Agreement of Sabine Pass Tug Services, LLC, as amended, certified by the Secretary of Sabine Pass Tug Services, LLC, as in effect on the date hereof.

Schedule I - Page 7

Schedule II

Applicable Subsidiaries

Name	State of Organization or Formation

Cheniere CCH HoldCo I, LLC	Delaware

Cheniere CCH HoldCo II, LLC	Delaware

Cheniere Corpus Christi Holdings, LLC	Delaware

Cheniere Corpus Christi Pipeline, L.P.	Delaware

Cheniere Creole Trail Pipeline, L.P.	Delaware

Cheniere Energy Investments, LLC	Delaware

Cheniere Energy Operating Co., Inc.	Delaware

Cheniere Energy Partners GP, LLC	Delaware

Cheniere Energy Partners LP Holdings, LLC	Delaware

Cheniere Energy Partners, L.P.	Delaware

Cheniere Energy Shared Services Holdings, LLC	Delaware

Cheniere Energy Shared Services, Inc.	Delaware

Cheniere Field Services, LLC	Delaware

Cheniere GP Holding Company, LLC	Delaware

Cheniere Liquids, LLC	Delaware

Cheniere Liquids Terminal, LLC	Delaware

Cheniere LNG O&M Services, LLC	Delaware

Cheniere LNG Terminals, LLC	Delaware

Cheniere Marketing, LLC	Delaware

Cheniere Midstream Holdings, Inc.	Delaware

Cheniere Midstream Services, LLC	Delaware

Cheniere Natural Gas Liquids, LLC	Delaware

Cheniere NGL Pipeline, LLC	Delaware

Cheniere Pipeline GP Interests, LLC	Delaware

Cheniere Pipeline Holdings, LLC	Delaware

Cheniere Southern Trail GP, Inc.	Delaware

Cheniere Supply & Marketing, Inc.	Delaware

Corpus Christi Liquefaction, LLC	Delaware

Corpus Christi LNG, LLC	Delaware

Schedule II - Page 1

Corpus Christi Pipeline GP, LLC	Delaware

CQH Holdings Company, LLC	Delaware

Creole Trail GP, Inc.	Delaware

Creole Trail LNG, L.P.	Delaware

CUI I, LLC	Delaware

Nordheim Eagle Ford Gathering, LLC	Delaware

Sabine Pass Liquefaction Expansion, LLC	Delaware

Sabine Pass Liquefaction, LLC	Delaware

Sabine Pass LNG-GP, LLC	Delaware

Sabine Pass LNG-LP, LLC	Delaware

Sabine Pass LNG, L.P.	Delaware

Sabine Pass Tug Services, LLC	Delaware

Schedule II - Page 2